SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549

                              -------------------

                                   FORM 8-K

                                CURRENT REPORT

                      PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934




Date of Report (date of
earliest event reported):                 September 14, 1999



Commission      Registrant, State of Incorporation,           I.R.S. Employer
File Number     Address and Telephone Number                 Identification No.
-----------     -----------------------------------          -----------------

1-6047          GPU, Inc.                                       13-5516989
                (a Pennsylvania corporation)
                300 Madison Avenue
                Morristown, New Jersey 07962-1911
                Telephone (973) 455-8200


1-3141          Jersey Central Power & Light Company           21-0485010
                (a New Jersey corporation)
                2800 Pottsville Pike
                Reading, Pennsylvania 19640-0001
                Telephone (610) 929-3601

ITEM 5.     OTHER EVENTS.
            -------------

      As previously reported, GPU, Inc.'s ("the Company") subsidiary Jersey Central Power & Light Company ("JCP&L"), doing business as GPU Energy, has been exploring the possible sale or early retirement of the Oyster Creek Nuclear Generating Station ("Oyster Creek"). Oyster Creek, a 619 MW facility located in Lacey Township, New Jersey, entered commercial service in 1969. Oyster Creek is wholly owned by JCP&L and operated by GPU Nuclear, Inc.
("GPUN").

      Following a competitive bidding process begun earlier this year, on September 14, 1999, the Company announced that it had entered into a Letter of Intent to sell Oyster Creek to AmerGen Energy Company LLC ("AmerGen"), a joint venture of PECO Energy Company and British Energy Company. AmerGen is also in the process of purchasing Three Mile Island Unit No. 1 from the Company's affiliates as well as other nuclear generating stations.

      The transaction is subject to the negotiation of a definitive purchase agreement and the receipt of various federal and state regulatory approvals, including from the Nuclear Regulatory Commission, the Federal Energy Regulatory Commission and the New Jersey Board of Public Utilities, as well as favorable rulings from the Internal Revenue Service. Assuming timely receipt of these approvals, the transaction is scheduled to close in the Spring of 2000.

      Under the terms of the transaction, AmerGen would pay JCP&L $10 million for Oyster Creek and assume full responsibility for decommissioning the plant. JCP&L would provide at closing $430 million of decommissioning trust funding as well as funding for the station's outage costs, including the fuel reload, for the next refueling outage scheduled for the Fall of 2000. AmerGen would repay these outage costs (estimated at $84 million) to JCP&L in nine installments beginning a year after the closing.

      JCP&L has also agreed to purchase Oyster Creek's capacity and energy at fixed prices for three years following the closing. The transaction assumes a March 31, 2000 closing, and provides for certain pricing adjustments if the closing occurs before or after that date.

      AmerGen will assume the collective bargaining agreement covering Oyster Creek's union employees and will have the right to offer employment to Oyster Creek's union and to non-union GPUN personnel. JCP&L will be responsible for a specified amount of severance payments to Oyster Creek employees and benefit payments under GPUN's existing transition programs up to certain limits.

      JCP&L expects that the sale of Oyster Creek will reduce customer costs by more than $150 million than if the plant were shut down and decommissioned.

      A copy of GPU's related news release is annexed as an exhibit.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION
         -----------------------------------------------------
         AND EXHIBITS.
         -------------

         (c)   Exhibit

               1. GPU News Release, dated September 14, 1999.

                                    SIGNATURE

      PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANTS HAVE DULY CAUSED THIS REPORT TO BE SIGNED ON THEIR BEHALF BY THE UNDERSIGNED THEREUNTO DULY AUTHORIZED.


                              GPU, INC.
                              JERSEY CENTRAL POWER & LIGHT COMPANY



                              By: /s/ T. G. Howson
                                  --------------------
                                  T. G. Howson, Vice President
                                  and Treasurer


Date:   September 15, 1999